UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): November 9, 2020

 Commission File Number 0-17071
FIRST MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	35-1544218
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, IN 47305-2814
(Address of principal executive offices, including zip code)

(765) 747-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.125 stated value per share	FRME	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS.

On November 9, 2020, First Merchants Corporation (“the Company”) issued a press release announcing the signing of a definitive agreement by which First Merchants Bank (“FMB”) would acquire Hoosier Trust Company (“Hoosier”) through a merger of Hoosier with and into FMB. The consideration to be paid to the shareholders of Hoosier at closing is $3,225,000 in cash. Closing of the acquisition remains subject to required regulatory approvals and is expected in the first quarter of 2021. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Not applicable.

(b)     Not applicable.

(c)     Not applicable.

(d) Exhibits.

Exhibit 99.1	Press Release of First Merchants Corporation, dated November 9, 2020
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    DATE: November 9, 2020

                        FIRST MERCHANTS CORPORATION

                        By: /s/ Mark K. Hardwick
                        Mark K. Hardwick
                        Executive Vice President,
Chief Financial Officer and Chief Operating Officer